UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2016

AgroFresh Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)

100 S. Independence Mall West Philadelphia, PA (Address of principal executive offices)		19106 (Zip code)

(215) 592-3687
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2016, Mark Ein resigned as a member of the board of directors (the “Board”) of AgroFresh Solutions, Inc. (the “Company”). Mr. Ein’s resignation was not the result of any dispute or disagreement with the Company.

Also on February 9, 2016, Marc Lasry was appointed as a member of the Board, to fill the vacancy created by Mr. Ein’s resignation. Mr. Lasry was also appointed to the audit committee of the Board.

The Company issued a press release regarding the foregoing on February 9, 2016. A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

99.1	Press Release issued by the Company on February 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 9, 2016

AGROFRESH SOLUTIONS, INC.

By:	/s/ Thomas Ermi
Name:	Thomas Ermi
Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release issued by the Company on February 9, 2016.